SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                        Date of Report: September 30, 2008

                              Synergy Brands, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                            0-19409                   22-2993066
(State of incorporation)     (Commission File No.)           (IRS Employer
                                                            Identification No.)

                     223 UNDERHILL BLVD., SYOSSET, NY 11791
               (Address of principal executive offices) (zip code)

   Registrant's telephone number, including area code: 1-516-714-8200

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

     The Registrant received from Counsel to the Nasdaq Hearings Panel of the NASDAQ Stock Market a notice dated September 30, 2008 informing the Registrant that effective October 2, 2008 the Nasdaq Hearings Panel has determined to delist the shares of Synergy Brands Inc. from the Nasdaq Stock Market and that the Registrant's shares will be suspended from trading on such market effective that date because the Registrant's common stock has closed below the minimum $1.00 per share Nasdaq requirement for continued inclusion of such securities for listing to trade on the NASDAQ Stock Market under Marketplace Rule 4310
(c)(4). A listing of the Registrant as currently non-complaint and reasons therefore is to be posted on the NASDAQ website at www.nasdaq.com. The Registrant currently has decided not to furhter appeal such decsion and is contemplating and arranging for participation in available alterative public marketing as is available. A copy of the relevant press release published by the Registrant is attached as an exhibit hereto.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Synergy Brands, Inc.

                              By: /s/ Mair Faibish
                                  ----------------
                                      Mair Faibish
                             Chairman of the Board

                            By: /s/ Mitchell Gerstein
                                ---------------------
                                    Mitchell Gerstein
                              Chief Financial Officer

Dated:  October  2, 2008

Exhibits:

Exhibit 99  - Press Release dated October 1, 2008.